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                                                                    EXHIBIT 15.1

March 11, 2002

To the Stockholders and Board of Directors of Cable Design Technologies Corporation:

We are aware that Cable Design Technologies Corporation has incorporated by reference in its Registration Statements on Form S-3 (Registration No. 333-00554); Form S-8 (Registration No. 333-80229); Form S-8 (Registration No. 333-76351); Form S-8 (Registration No. 33-73272); Form S-8 (Registration No. 33-78418); Form S-8 (Registration No. 333-2450); Form S-8 (Registration No. 333-
6743); Form S-8 (Registration No. 333-17443); and Form S-8 (Registration No. 333-73790) its Form 10-Q for the quarter ended January 31, 2002, which includes our report dated February 25, 2002, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the Act), that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to February 25, 2002.


                                                  /s/Arthur Andersen LLP